SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549
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                                FORM 8-K



                             CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES AND EXCHANGE ACT OF 1934




                   Date of report:    February 2, 1996
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            (Date of earliest event reported):  January 31, 1996
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                        THE SEIBELS BRUCE GROUP, INC.
            ----------------------------------------------------
            Exact Name of Registrant as Specified in its Charter)



     South Carolina                 0-8804                  57-0672136
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(State or Other Jurisdiction       (Commission              (IRS Employer
of Incorporation)                  File Number)             Identification No.)




     1501 Lady Street (P.O. Box 1), Columbia, South Carolina     29201(2)
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     (Address of Principle Executive Offices)                   (Zip Code)




      Registrant's telephone number, including area code:  (803)748-2000
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           Former Name or Former Address, if Changed Since Last Report


Item 5.    Other Events

On January 31, 1996, Ernst N. Csiszar, President of The Seibels Bruce Group, nc. (NASDAQ: SBIG), announced the closing of an investment of $6,250,000 by a group headed by Charles Powers. As previously announced, the investment is in the form of authorized, but unissued stock at $1.00 per share, the approximate market at the time that the agreement was reached. In addition, the Powers have been granted options to purchase an additional 6.25 million shares at a higher price over the next five years. The funds received on January 30 were deposited into escrow pending shareholder approval to allow voting rights for the stock. Under South Carolina law, such shareholder approval is required for ownership of greater than 20% of the outstanding shares. It is expected that the funds will be contributed to the capital of the Comapny's subsidiary, South Carolina Insurance Company, upon approval at the shareholders' meeting, scheduled for March 20.

In addition, the shareholders will be asked to approve on March 20 an increase from 25 million to 50 million in the authorized number of shares. Following the Powers transaction, but before exercise of their option, the Company will have outstanding over 23 million shares of common stock. Finally, shareholders will be asked to approve at the meeting several stock option plans for Employees, Agents, and Non-Employee Directors previously approved by the Board.

Ernst N. Csiszar, elected Chief Executive Officer at the January 30 Board meeting, stated, "we are pleased to have Charles Powers and his family as significant investors. The fact that they increased their commitment from $5.5 million to $6.25 million is an encouraging show of confidence. It mirrors the entrepreneurial attitudes demonstrated in recent months by employees and agents, as well as other new and existing shareholders."


Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits

Exhibit No.                        Description

    20 News Release -- The Seibels Bruce Group, Inc. announces the closing of an investment of $6,250,000 by a group headed by Charles Powers.


                                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              THE SEIBELS BRUCE GROUP, INC.


                              /s/ Priscilla C. Brooks
                              ------------------------------
                              Priscilla C. Brooks
                              Vice President and Corporate Secretary




                                                       EXHIBIT 20



NEWS RELEASE.............JANUARY 31, 1996..........COLUMBIA, SOUTH CAROLINA


Ernst N. Csiszar, President of The Seibels Bruce Group, Inc. (NASDAQ: SBIG), announced today the closing of an investment of $6,250,000 by a group headed by Charles Powers. Powers is the principal owner of SADISCO, an auto salvage company, which operates out of 20 locations in the Southeast and Texas.

As previously announced, the investment is in the form of authorized, but unissued stock at $1.00 per share, the approximate market at the time that the agreement was reached. In addition, the Powers have been granted options to purchase an additional 6.25 million shares at a higher price over the next five years. The funds received on January 30 were deposited into escrow pending shareholder approval to allow voting rights for the stock. Under South Carolina law, such shareholder approval is required for ownership of greater than 20% of the outstanding shares. It is expected that the funds will be contributed to the capital of the Company's subsidiary, South Carolina Insurance Company, upon approval at the shareholders' meeting, scheduled for March 20.

In addition, the shareholders will be asked to approve on March 20 an increase from 25 million to 50 million in the authorized number of shares. Following the Powers transaction, but before exercise of their option, the Company will have outstanding over 23 million shares of common stock. Finally, shareholders will be asked to approve at the meeting several stock option plans for Employees, Agents, and Non-Employee Directors previously approved by the Board.

Ernst N. Csiszar, elected Chief Executive Officer at the January 30 Board meeting, stated, "we are pleased to have Charles Powers and his family as significant investors. The fact that they increased their commitment from $5.5 million to $6.25 million is an encouraging show of confidence. It mirrors the entrepreneurial attitudes demonstrated in recent months by employees and agents, as well as other new and existing shareholders."


Contact Person:  Ernst N. Csiszar
(803) 748-2000
NASDAQ:  SBIG